QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-60975 and 333-106616) and Form S-8 (File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 33-56420, 33-53303, 333-51073, 333-93803, 333-93805, 333-47268, and 333-102321) of Mandalay Resort Group of our report dated January 21, 2003 relating to the financial statements of Elgin Riverboat Resort—Riverboat Casino as of December 31, 2002 and 2001 and for the years then ended, which appears in this Form 10-K of Mandalay Resort Group for the year ended January 31, 2004.

PricewaterhouseCoopers LLP

Chicago, Illinois
April 14, 2004

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS